
QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/
Go Links SnagIt
QAD
Our Passion. Your Advantage.
If you are logging into the site for the first time or you've forgotten your password, you need to register here:
New Registration
If you have already used this site, log in here:
Login
Viewing Instructions
This site is best viewed with
Internet Explorer 6.0 or higher
Firefox 2 or higher
In addition, it is highly recommended to have the following:
Adobe Reader
(version 9 or higher)
Adobe Flash Player
(version 9.0.115 or higher)
Display Resolution
(1024 x 768 pixels or higher)
Note:
Your session will terminate automatically after 20 minutes of inactivity.
Done
Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/Registration/NewRegistration.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
New Registration - Step 1
Please enter the following information.
Network ID
Must be 3 characters. Example: "abc".
Date of Birth
(MM/DD/YYYY)
Last four digits of SSN
Enter the Text as it is Shown in the Box
t94
Previous
Continue
Note:
Your session will terminate automatically after 20 minutes of inactivity.
Done
Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/Registration/NewRegistration_Step2.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
New Registration - Step 2
To complete your registration, please choose a new user name and password below. Both user name and password must be at least six characters and may not contain blank spaces. Password must contain at least three numbers. You will use these when you log into the site in the future. If you forget them you will need to re-register and select a new password.
User Name
Confirm User Name
Password
Confirm Password
Done
Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back
Search
Favorites
Address https://www.qadequityexchange.com/UserAgreement.aspx
Go
Links
SnagIt
QAD
Our Passion. Your Advantage.
Done
Internet

User Agreement

QAD Inc. ("QAD") recommends that you consult a professional financial and/or tax advisor to discuss your individual situation before deciding whether or not to participate in the Offer to Exchange Certain Stock Options and Stock Appreciation Rights (the "Exchange Offer").

Please be sure to review each of the following five Legal Statements carefully. Please acknowledge your agreement with each of the Legal Statements by clicking the relevant check box below. If you do not acknowledge agreement with one or more of the Legal Statements, you will not be able to enter the website.

Legal Statements

☐ For complete terms and conditions of the Exchange Offer, please review Your Guide to the Award Exchange Program and related documents (the "Offer Documents"). These documents are available on this website. You should read the Offer Documents carefully before deciding whether or not to participate in the Exchange Offer. The Offer Documents contain important information on the conditions and risks of the Exchange Offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.

☐ The exchange simulator provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. The exchange simulator is being provided to you solely for the purpose of making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the Exchange Offer. QAD recommends that you consult your own professional financial advisor to discuss your individual situation.

☐ The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between your existing options and/or stock appreciation rights ("SARs") and new SARs you

QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

Address: https://www.qadequityexchange.com/UserAgreement.aspx

making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the Exchange Offer. QAD recommends that you consult your own professional financial advisor to discuss your individual situation.

☐ The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between your existing options and/or stock appreciation rights ("SARs") and new SARs you may receive under the Exchange Offer. QAD recommends that you consult your own tax advisor with respect to the U.S. federal, state, local and any non-U.S. tax consequences of participating in the Exchange Offer, as the tax consequences to you are dependent on your individual tax situation. Please also see Section 13 of the Exchange Offer for a description of the material tax consequences of participating in the Exchange Offer. QAD is not liable to you for any taxes, penalties or interest that you may incur in connection with the Exchange Offer.

☐ In providing the exchange simulator, QAD makes no forecast or projection regarding the future market price of QAD common shares. You should not rely on hypothetical QAD share prices used in the exchange simulator for any purpose.

☐ QAD is not advising you whether or not to participate in the Exchange Offer. You are responsible for reviewing all the materials relating to the Exchange Offer and deciding whether to exchange your existing options and/or SARs for a lesser number of new SARs you may receive under the Exchange Offer.

Do you acknowledge agreement with all of the above Legal Statements?

○ I acknowledge agreement with all of the above Legal Statements

○ I do not acknowledge agreement with one or more of the above Legal Statements

[Next]

Done Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
https://www.qadequityexchange.com/UserDisagreement.aspx
QAD
Our Passion. Your Advantage.
User Agreement
To use this site, you must agree to the terms of the User Agreement.
The Your Guide to the Award Exchange Program may be useful in making your election.
Login Again


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/Registration/Login.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
Login
Please enter the information below and click "LOGIN" to continue.
UserName:
Password:
Previous
Login
Please Note: If you are logging into the site for the first time or you've forgotten your password, use the "Previous" button to go back to the Welcome page and click "New Registration."
Done
Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/UserAgreement.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
User Agreement
QAD Inc. ("QAD") recommends that you consult a professional financial and/or tax advisor to discuss your individual situation before deciding whether or not to participate in the Offer to Exchange Certain Stock Options and Stock Appreciation Rights (the "Exchange Offer").
Please be sure to review each of the following five Legal Statements carefully. Please acknowledge your agreement with each of the Legal Statements by clicking the relevant check box below. If you do not acknowledge agreement with one or more of the Legal Statements, you will not be able to enter the website.
Legal Statements
For complete terms and conditions of the Exchange Offer, please review Your Guide to the Award Exchange Program and related documents (the "Offer Documents"). These documents are available on this website. You should read the Offer Documents carefully before deciding whether or not to participate in the Exchange Offer. The Offer Documents contain important information on the conditions and risks of the Exchange Offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.
The exchange simulator provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. The exchange simulator is being provided to you solely for the purpose of making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the Exchange Offer. QAD recommends that you consult your own professional financial advisor to discuss your individual situation.
The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between your existing options and/or stock appreciation rights ("SARs") and new SARs you
Done
Internet


QAD Inc. - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/UserAgreement.aspx
Go Links SnagIt

making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the Exchange Offer. QAD recommends that you consult your own professional financial advisor to discuss your individual situation.

☑ The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the Exchange Offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between your existing options and/or stock appreciation rights ("SARs") and new SARs you may receive under the Exchange Offer. QAD recommends that you consult your own tax advisor with respect to the U.S. federal, state, local and any non-U.S. tax consequences of participating in the Exchange Offer, as the tax consequences to you are dependent on your individual tax situation. Please also see Section 13 of the Exchange Offer for a description of the material tax consequences of participating in the Exchange Offer. QAD is not liable to you for any taxes, penalties or interest that you may incur in connection with the Exchange Offer.

☑ In providing the exchange simulator, QAD makes no forecast or projection regarding the future market price of QAD common shares. You should not rely on hypothetical QAD share prices used in the exchange simulator for any purpose.

☑ QAD is not advising you whether or not to participate in the Exchange Offer. You are responsible for reviewing all the materials relating to the Exchange Offer and deciding whether to exchange your existing options and/or SARs for a lesser number of new SARs you may receive under the Exchange Offer.

Do you acknowledge agreement with all of the above Legal Statements?

◉ I acknowledge agreement with all of the above Legal Statements

○ I do not acknowledge agreement with one or more of the above Legal Statements

Next

Done
Internet



Understanding the Exchange Simulator

<u>Step 1: Look at the details of your current stock options and stock-settled appreciation rights (SARs)</u>
Further details about your eligible award are provided on the Award Details screen, including:

- Expiration date (life remaining) of current stock options/SARs
- Current stock options/SARs vesting schedule
- Exchanged new replacement SARs vesting schedule

The Break-Even Price
Another helpful piece of information in the Award Detail window is the break-even price. For every grant, there is a break-even price that produces the same hypothetical value for your current stock options/SARs as compared to the number of new replacement SARs you would receive in exchange for those stock options. The break-even price has been calculated for you in the details of each grant.

If the hypothetical QAD stock price you pick is lower than the break-even price, exchanging your stock options/SARs for new replacement SARs would result in a higher hypothetical value. If the hypothetical QAD stock price you pick is higher than the break-even price, keeping your stock options/SARs would result in a higher hypothetical value.

One question to ask yourself is whether you think the hypothetical stock price you picked will be higher or lower than the break-even price within the remaining life of your stock options/SARs.

<u>Step 2: See the impact of different QAD stock prices</u>
When you select a hypothetical stock price (by moving the orange triangle slider), the simulator graph will illustrate hypothetical value in three ways:

- Scenario A: The orange bar represents the hypothetical value if you keep all of your current stock options/SARs.
- Scenario B: The green bar represents the hypothetical value if you exchange all of your current stock options/SARs for new replacement SARs.
- Scenario C: The blue bar represents the hypothetical value of your customized simulation. To customize your simulation, simply click a checkbox ("Keep as..." or "Exchange for...") within any award grant shown in Step 3.

The simulator graph presumes that all of your current stock options/SARs grants are fully vested.

<u>Step 3: Customize your simulation</u>
Click the check boxes within each award grant to simulate "keeping" or "exchanging" each of your current stock options/SARs grants. As you alter your simulation, the graph in Step 2 (where you indicated a hypothetical QAD stock price) will change. You can run as many simulations as you want on the Exchange Simulator page. When you are ready to make your <u>actual</u> election, click "Go to Make My Election".


QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/Home.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
AWARD EXCHANGE PROGRAM
OPENS WEDNESDAY, JUNE 17, 2009 AT 9:00 A.M. PACIFIC TIME
CLOSES WEDNESDAY, JULY 15, 2009 AT 9:00 P.M. PACIFIC TIME
Welcome Brian Jones
Home | Logout
Home
Learn
Click on any of the links below to learn more.
Your Guide to the Award Exchange Program
Tender Offer Documents
Message from our CFO - May 6
Message from our CFO - June 17
2006 Stock Incentive Program
Agreement for SARs
FAQs
The above PDF documents require Adobe Acrobat reader. If necessary,
Simulate
Simulate potential Award Exchange elections.
Start Here
Make My Election
You have 29 days left to elect whether to keep your current stock options/stock-settled stock appreciation rights (current stock options/SARs) or to exchange some or all of them for new replacement stock-settled stock appreciation rights (new replacement SARs).
You elected NOT to exchange any of your Stock Options.
Change my choices
View my confirmation statement
Internet

QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

File Edit View Favorites Tools Help

Back Search Favorites

Address https://www.qadequityexchange.com/home.aspx Go Links SnagIt

- Your Guide to the Award Exchange Program
- Tender Offer Documents
- Message from our CFO - May 6
- Message from our CFO - June 17
- 2006 Stock Incentive Program
- Agreement for SARs
- FAQs

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

Get ADOBE® READER®



Start Here

appreciation rights (current stock options/SARs) or to exchange some or all of them for new replacement stock-settled stock appreciation rights (new replacement SARs).

You elected NOT to exchange any of your Stock Options.

- Change my choices
- View my confirmation statement

Need Help?

Send email to: equityexchangeprogram@qad.com or call Pam Fack at 1-805-566-6105

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, QAD makes no forecast or projection regarding the future market price of QAD common stock.

Internet


QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting
File Edit View Favorites Tools Help
Back Search Favorites
Address https://www.qadequityexchange.com/ExchangeSimulator.aspx
Go Links SnagIt
QAD
Our Passion. Your Advantage.
AWARD EXCHANGE PROGRAM
OPENS WEDNESDAY, JUNE 17, 2009 AT 9:00 A.M. PACIFIC TIME
CLOSES WEDNESDAY, JULY 15, 2009 AT 9:00 P.M. PACIFIC TIME
Welcome Brian Jones
Home | Logout
Exchange Simulator
Follow the 3 Steps below to simulate the exchange of some or all of your current stock options/SARs for new replacement SARs. Click the "Go to Make my Election" button at the bottom of this page when you're ready to make your actual election.
Step 1:
Look at the Details of your current stock options/SARs >> (Award Details will open in a new window)
Step 2: See the Impact of Different QAD Stock Prices
Move the orange triangle slider below to pick a hypothetical stock price and see how it impacts hypothetical value. Read more information about the simulator graph (PDF). Break-even analysis assumes an exercise price of $3.21 for the new replacement SARs; actual exercise price will equal QAD's closing stock price on 7/16/09.
Select a hypothetical QAD share price: $0.00
$0 $4 $8 $12 $16 $20
Step 3: Customize your Simulation
Click the check-boxes below to simulate "keeping" or "exchanging" each of your grants. See how different simulations affect the graph at the left.
GRANT QI000001
125 current stock options/SARs granted at $9.71 on 5/21/2004
Keep as 125 current stock options/SARs
Exchange for 28 new replacement SARs
GRANT QI000003
500 current stock options/SARs granted at $8.58 on 11/8/2007
Keep as 500 current stock options/SARs
Exchange for 252 new replacement SARs
Internet

QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

File Edit View Favorites Tools Help

Back Search Favorites

Address https://www.qadequityexchange.com/ExchangeSimulator.aspx Go Links SnagIt

price of $3.21 for the new replacement SARs; actual exercise price will equal QAD's closing stock price on 7/16/09.

Select a hypothetical QAD share price: $10.00

$0 $4 $8 $12 $16 $20


$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Hypothetical value
Hypothetical value based on future QAD share price of $10.00
Keep all current stock options/SARs
Exchange all current stock options/SARs for new replacement SARs
Your Simulation

GRANT QI000001 125 current stock options/SARs granted at $9.71 on 5/21/2004	☑ Keep as 125 current stock options/SARs ☐ Exchange for 28 new replacement SARs
GRANT QI000003 500 current stock options/SARs granted at $8.58 on 11/8/2007	☑ Keep as 500 current stock options/SARs ☐ Exchange for 252 new replacement SARs
GRANT QI000002 1,500 current stock options/SARs granted at $7.66 on 6/1/2008	☑ Keep as 1,500 current stock options/SARs ☐ Exchange for 884 new replacement SARs

Go to Make my Election >>

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, QAD makes no forecast or projection regarding the future market price of QAD common stock.

Internet

QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

https://www.qadequityexchange.com/MakeElection.aspx?src=1

QAD

Our Passion. Your Advantage.

AWARD EXCHANGE PROGRAM

OPENS WEDNESDAY, JUNE 17, 2009 AT 9:00 A.M. PACIFIC TIME
CLOSES WEDNESDAY, JULY 15, 2009 AT 9:00 P.M. PACIFIC TIME

Welcome Brian Jones

Home | Logout

Make My Elections

Before making your election, please make sure you have received and understood the documents that make up this offer, including: (1) the Your Guide to the Award Exchange Program (2) Tender Offer Documents (3) the Message from our CFO - May 6 (4) the Message from our CFO - June 17 (5) the 2006 Stock Incentive Program (6) the Agreement for SARs and (7) the FAQs The offer is subject to the terms of these documents as they may be amended.

Step 1: Elect

Indicate which current stock options/SARs get exchanged for new replacement SARs by clicking the "Exchange for new replacement SARs" checkbox for the appropriate award in the table below. If you are withdrawing a previously elected eligible award, de-select the "Exchange for new replacement SARs" appropriate checkbox. If you wish, you can go to the Exchange Simulator.

Grant ID	Grant Date	Expiration Date	# of Unexercised current stock options/SARs	Exercise Price	Keep as current stock options/SARs OR Exchange for new replacement SARs
QI000001	5/21/2004	5/21/2012	125	$9.71	☐ Exchange for 28 new replacement SARs
QI000003	11/8/2007	11/8/2015	500	$8.58	☐ Exchange for 252 new replacement SARs
QI000002	6/1/2008	6/1/2016	1,500	$7.66	☐ Exchange for 884 new replacement SARs

Internet



QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

File Edit View Favorites Tools Help

Address https://www.qadequityexchange.com/MakeElection.aspx?src=1

QI000003	11/8/2007	11/8/2015	500	$8.58	☐ Exchange for 252 new replacement SARs
QI000002	6/1/2008	6/1/2016	1,500	$7.66	☐ Exchange for 884 new replacement SARs

Step 2: Authorize

By entering my username and the authorization code (w5jjuk) below, I authorize the election I have made and authorize the company to initiate orders for the election I have made. I understand that entering my username and the authorization code (w5jjuk) below is the equivalent of signing my name on a paper form and has the same legal effect as my written signature. I understand that after the expiration of the offer period which is currently expected to be 9:00 PM Pacific Time on Wednesday, July 15, 2009, I cannot change my election.

Enter your username:	
Enter the Authorization Code as shown:	(w5jjuk)

Step 3: Submit

Submit the election you made in Step 1 above by clicking the "Submit my Election" button below. Remember, you can come back at any time before the expiration of the offer (currently expected to be 9:00 PM Pacific Time on Wednesday, July 15, 2009), to change your election.

Cancel | Submit my Election

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, QAD makes no forecast or projection regarding the future market price of QAD common stock.

Internet

QAD Inc. - Equity Exchange Exchange Program - Microsoft Internet Explorer provided by Mercer Human Resource Consulting

Address https://www.qadequityexchange.com/Confirmation.aspx

QAD

Our Passion. Your Advantage.

AWARD EXCHANGE PROGRAM

OPENS WEDNESDAY, JUNE 17, 2009 AT 9:00 A.M. PACIFIC TIME
CLOSES WEDNESDAY, JULY 15, 2009 AT 9:00 P.M. PACIFIC TIME

Welcome Brian Jones — Home | Logout

Your Election has been Submitted

Your election was submitted as of June 16, 2009 at 12:52:40 PM Pacific Time using the confirmation code of **67v3jt**.

Remember, you can log on to this website at any time until the offer expires (currently expected to be 9:00 PM Pacific Time on Wednesday, July 15, 2009) to change your election.

You may change your mind as many times as you wish but you will be bound by the last properly submitted election we receive before the expiration of the offer period.

Generate a Confirmation Statement and Print for your Records

- Return to home page

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

Get Adobe Reader

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, QAD makes no forecast or projection regarding the future market price of QAD common stock.

Done — Internet

QAD
Our Passion. Your Advantage.

AWARD EXCHANGE PROGRAM
Opens Wednesday June 17, 2009 at 9:00 a.m. Pacific Time
Closes Wednesday July 15, 2009 at 9:00 p.m. Pacific Time

This confirmation statement has been created for [illegible].

[illegible]

[illegible]

[illegible]

Grant ID	Grant Date	Expiration Date	Exercise Price	# of Unexercised current stock options/SARs	Keep as current stock options/SARs	# new replacement SARs after election
[illegible]	[illegible]	[illegible]	$9.71	123	123	0
[illegible]	11/[illegible]/2007	11/[illegible]/2013	$8.[illegible]	500	500	0
[illegible]	[illegible]	[illegible]	$7.[illegible]	1,500	1,500	0
Total					2,123	0

Your election above was based on your agreement to the following legal statements upon entering the site:

Legal Statements

- [x] [illegible]
- [x] [illegible]
- [x] [illegible]
- [x] [illegible]
- [x] [illegible]

This confirmation statement has been created for [illegible].